                  Exhibit 21-List of Subsidiaries and Affliates

         The following are the subsidiaries and affiliated corporations of the Company at December 31, 1997.

           Certain subsidiaries have been omitted since they are not
                          significant in the aggregate.


                                                                State or Jurisdiction
                                                                of Incorporation
                                                                or Organization
                                                                ---------------------------

ELI LILLY AND COMPANY                                           Indiana

 Eli Lilly International Corporation                            Indiana
    Eli Lilly Iran, S.A.                                        Iran
    ELCO Insurance Company, Ltd.                                Bermuda

 Eli Lilly Interamerica, Inc.                                   Indiana
    Eli Lilly do Brasil Limitada                                Brazil
      Elanco Quimica Limitada                                   Brazil
        Darilor Sociedad Anonima                                Uruguay
      Beimirco Sociedad Anonima                                 Uruguay
    Eli Lilly Interamerica Inc., y Compania Limitada            Chile

 STC Pharmaceuticals, Inc.                                      Indiana

 Dista, Inc.                                                    Indiana

 Eli Lilly de Centro America, S.A.                              Guatemala
   Eli Lilly de Centro America, Sociedad Anonima                Costa Rica

 Eli Lilly y Compania de Mexico, S.A. de C.V.                   Mexico
 Dista Mexicana, S.A. de C.V.                                   Mexico

 Eli Lilly Industries, Inc.                                     Delaware
   Lilly del Caribe, Inc.                                       Cayman Isls.

Eli Lilly and Company (Taiwan), Inc.                            Taiwan
Control Diabetes Services, Inc.                                 Indiana

PCS Holding Corporation                                         Delaware
   Clinical Pharmaceuticals, Inc.                               Delaware
     Convenience Office Prescriptions                           California
   PCS Health Systems, Inc.                                     Delaware
     PCS of New York, Inc.                                      New York
     PCS Services, Inc.                                         Delaware
     PCS Mail Services, Inc.                                    Delaware
Integrated Medical Systems, Inc.                                Colorado
   IMS-NET of Arizona, Inc.                                     Arizona
   IMS-NET of Illinois, Inc.                                    Illinois
     Illinois Medical Information Network, Inc.                 Illinois
   IMS-NET of Northern California, Inc.                         California
     IMS-NET of Sacramento, Inc.                                California
   IMS-NET of Alabama, Inc.                                     Alabama
   IMS-NET of Central Florida, Inc.                             Colorado
   IMS-NET of Colorado, Inc.                                    Colorado
   IMS-NET of Kansas City, Inc.                                 Colorado
   Indiana Medical Communication Network L.L.C.                 Colorado
   Medical Communication Networks, Inc.                         California
   Minnesota Medical Communication Network L.L.C.               Colorado

                  Exhibit 21-List of Subsidiaries and Affliates

         The following are the subsidiaries and affiliated corporations of the Company at December 31, 1997.


                                                                State or Jurisdiction
                                                                of Incorporation
                                                                or Organization
                                                                ---------------------------

ELI LILLY AND COMPANY       (Cont'd)

    ELCO Dominicana, S.A.                                          Dominican Rep.
    ELCO International Sales Corporation                           Virgin Is.-US

    Eli Lilly Group Limited                                        England
        Eli Lilly & Co. LTD.                                       England
            Dista Products Limited                                 England
            Eli Lilly & CO (Ireland) Trustee Limited               Ireland
            Lilly Industries                                       England
            Lilly Research Centre Limited                          England
            Elanco Products Limited                                England
            Creative Packaging Limited                             England
            Greenfield Pharmaceuticals Limited                     England
            Lilly Medical Instruments Limited                      England
            Eli Lilly (Basingstoke) Limited                        England
            Eli Lilly UK Limited                                   England
        Eli Lilly Group Pension Trustees Limited                   England

    Lilly Deutschland GmbH                                         Germany
        Eli Lilly (Suisse) S.A. & Co. Beteiligungs-KG              Germany
            Beiersdorf-Lilly GmbH                                  Germany
            LIGEMA Lilly Gesundheitsmanagement GmbH                Germany

    Eli Lilly & Co. (Ireland) Limited                              Ireland

    Eli Lilly Asia, Inc.                                           Delaware

    Eli Lilly Australia Pty. Limited                               Australia
        Eli Lilly Australia Custodian Pty. Limited                 Bermuda
        AZA Research Pty. Ltd.                                     Australia
        Eli Lilly and Company (N.Z.) Limited                       New Zealand
            Eli Lilly (NZ) Staff Benefits Custodian Limited        New Zealand
            Integrated Disease Management (NZ) Limited             New Zealand

    E L Management Incorporated                                    Delaware/Nova Scotia

        Eli Lilly Canada Inc.                                      Canada
        Eli Lilly S.A.                                             Switzerland

                  Exhibit 21-List of Subsidiaries and Affliates

         The following are the subsidiaries and affiliated corporations of the Company at December 31, 1997.


                                                                State or Jurisdiction
                                                                of Incorporation
                                                                or Organization
                                                                ---------------------------

ELI LILLY S.A. (Cont'd)                                      Switzerland

  Eli Lilly Export S.A.                                      Switzerland
      LDPR International, Inc.                               Puerto Rico
  GEMS Services, S.A.                                        Belgium
  T. P. Eli Lilly and Elanco D.O.O.                          Yugoslavia
  Elanco Trustees Limited                                    Ireland
  Kinsale Financial Services, Ltd.                           Ireland
  Eli Lilly (Suisse) S.A.                                    Switzerland
  Eli Lilly Vostok SA, Geneva                                Switzerland
  Eli Lilly MHC S.A.R.L.                                     Switzerland
      Eli Lilly Mauritius                                    Mauritius
  Oldfields Financial Management S.A.                        Switzerland
  Eli Lilly Suzhou Pharmaceutical Company Limited            China
  Eli Lilly Nederland B.V.                                   Netherlands
      Eli Lilly Ges.m.b.H.                                   Austria
      Lilly Development Centre S.A.                          Belgium
      Lilly Services S.A.                                    Belgium
      Lilly Clinical Operations S.A.                         Belgium
      Eli Lilly Benelux, S.A.                                Belgium
      Eli Lilly CR s.r.o.                                    Czech Repub.
      Eli Lilly Danmark A/S                                  Denmark
      Eli Lilly Egypt                                        Egypt
      OY Eli Lilly Finland Ab                                Finland
      Lilly France S.A.                                      France
        Elsa France, S.A.                                    France
      Pharmaserve - Lilly S.A.C.I.                           Greece
      Pharmabrand, S.A.C.I.                                  Greece
      PRAXICO Ltd.                                           Hungary
      Lilly Hungaria KFT                                     Hungary
      Eli Lilly (Philippines), Incorporate                   Philippines
      Eli Lilly Ranbaxy Limited                              India
      Eli Lilly Israel Ltd.                                  Israel
      Dista Italia S.r.l.                                    Italy
      Eli Lilly Italia S.p.A.                                Italy

                  Exhibit 21-List of Subsidiaries and Affliates

         The following are the subsidiaries and affiliated corporations of the Company at December 31, 1997.


                                                                State or Jurisdiction
                                                                of Incorporation
                                                                or Organization
                                                                ---------------------------


ELI LILLY S.A.  (Cont'd)

  Eli Lilly Nederland B.V. (Cont'd)                             Netherlands
      Eli Lilly Japan K.K.                                      Japan
      Daewoong Lilly Pharmaceutical Co., Ltd.                   Korea
      Elanco Animal Health, Korea, Ltd.                         Korea
      Eli Lilly Malaysia Sdn Bhd.                               Malaysia
      Damsen Trading Limited                                    Malta
      Eli Lilly Maroc S.a.r.l.                                  Morocco
      ELCO Production Services B.V.                             Netherlands
      Eli Lilly Norge A.S.                                      Norway
      Eli Lilly Pakistan (Pvt.) Ltd.                            Pakistan
      Eli Lilly Polska Sp. z.o.o. (Ltd.)                        Poland
      Lilly Grodzisk Sp. z.o.o.                                 Poland
      Vitalia Pharma Sp. Z.o.o.                                 Poland
      Dista-Produtos Quimicos & Farmaceuticos, LDA              Portugal
      Lilly-Farma, Produtos Farmaceuticos, Lda.                 Portugal
      Eli Lilly Asia Pacific Pte. Ltd.                          Singapore
      Lilly-NUS Centre for Clinical Pharmacology Pte. Ltd.      Singapore
      Eli Lilly (S.A.) (Proprietary) Limited                    South Africa
      Elanco-Valquimica, S.A.                                   Spain
        Dista, S.A.                                             Spain
        Lilly, S.A.                                             Spain
      Geserco, S.A.                                             Spain
      Eli Lilly Sweden AB                                       Sweden
      Lilly Ilac Ticaret A.S.                                   Turkey
      Eli Lilly y Compania de Venezuela, S.A.                   Venezuela
      Dista Products & Compania Venezuela S.A.                  Venezuela